EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
The Affinity Group, Inc.	Colorado
AgenciesOnline, Inc.	Delaware
Agio Insurance Agency, Inc.	Montana
Aspen Investment Alliance, Inc.	Colorado
AVIDYN, Inc.	Delaware
AVIDYN Holdings, Inc.	Delaware
Benefit Control Management, LLC	Texas
Benefit Planners Limited, L.L.P.	Texas
Benesight Insurance Agency of Massachusetts, Inc.	Delaware
Benesight, Inc.	Delaware
Benesight.com, Incorporated	Delaware
BHC Investments, Inc.	Delaware
BHCM Insurance Agency, Inc.	Delaware
BP, Inc.	Delaware
Chase Credit Research of Arizona, LLC	Arizona
Colonial Claims Corporation	Florida
Cusick Enterprises Limited, L.L.P.	Texas
Cusick Management, LLC	Texas
Data-Chain Solutions, Inc.	Delaware
Data-Link Systems, LLC	Wisconsin
DirectComp Rx, Inc.	Delaware
Employee Benefit Services, Inc.	Louisiana
EPSIIA Corporation	Texas
Fidelity Fullfillment Center, LLC	Delaware
First Trust Corporation	Colorado
Fiserv (ASPAC) Pte. Ltd.	Singapore
Fiserv (Europe) Ltd.	England
Fiserv Argentina S.R.L.	Argentina
Fiserv Australia Pty. Limited	New South Wales
Fiserv BP, Inc.	Wisconsin
Fiserv BPI, Inc.	Texas
Fiserv CIR, Inc.	Delaware
Fiserv Clearing, Inc.	Delaware
Fiserv Colombia Limitada	Colombia
Fiserv Connecticut Sub, Inc.	Connecticut
Fiserv CSW, Inc.	Massachusetts
Fiserv DC, Inc.	Wisconsin
Fiserv Execution Services, Inc.	Delaware
Fiserv FSC, Inc.	California
Fiserv Federal Systems, Inc.	Delaware
FIserv Fresno, Inc.	California
Fiserv Health, Inc.	Delaware
Fiserv Insurance Agency of Alabama, Inc.	Alabama
Fiserv Investor Services, Inc.	Delaware
Fiserv International (Barbados) Limited	Barbados

EXHIBIT 21 (continued)

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
Fiserv LeMans, Inc.	Delaware
Fiserv Mercosur, Inc.	Delaware
Fiserv NCSI, Inc.	Maryland
Fiserv PAR, Inc.	Wisconsin
Fiserv Polska Sp. z.o.o.	Poland
Fiserv San Juan, Inc.	Puerto Rico
Fiserv Securities, Inc.	Delaware
Fiserv Solutions of Canada Inc.	Ontario
Fiserv Solutions, Inc.	Wisconsin
GAC Holdings Corporation	Delaware
General American Corporation	Arizona
General American Corporation	Nevada
General American Corporation	Pennsylvania
General American Corporation of Alabama, L.L.C.	Alabama
General American Corporation of Maryland, Inc.	Maryland
General American Corporation South, Inc.	Florida
General American Corporation Title Agency, Inc.	Ohio
The Freedom Group, Inc.	Iowa
Harrington Benefit Services, Inc.	Delaware
HEC Newbridge Insurance Services, Inc.	Texas
ILS Title Agency, LLC	Delaware
ILS Title Agency of Alabama, LLC	Alabama
ILS Services, LLC	Delaware
IMS Direct, Inc.	Florida
Information Technology, Inc.	Nebraska
Innoviant, Inc.	Delaware
Insurance Management Solutions, Inc.	Florida
Insurance Management Solutions Group, Inc.	Florida
Intria Items Inc.	Ontario
ITI of Nebraska, Inc.	Nebraska
J.O. One, Ltd.	Texas
Lenders Financial Services, LLC	California
LFS Realty, Inc.	California
Lincoln Trust Company	Colorado
National Flood Services, Inc.	Montana
North Star Real Estate Services, Inc.	Minnesota
North Star Title, Inc.	Minnesota
ppoOne, Inc.	Delaware
Precision Computer Systems, Inc.	South Dakota
Precision Direct, Inc.	Washington
Preferred Health Arrangement Limited, LLP	Texas
PT Fiserv Indonesia	Indonesia
ReliaQuote, Inc.	Virginia
Remarketing Services of America, Inc.	Delaware
REH Agency, Inc.	Ohio

EXHIBIT 21 (continued)

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
RemitStream Solutions, LLC	Delaware
RL Reserve, Inc.	Colorado
Select Advisory Services, LLC	Texas
Sheridan RE	Cayman Islands
Specialty Insurance Service	California
Third Party Solutions, Inc.	Delaware
TradeStar Insurance Agency, Inc.	Texas
TradeStar Investments, Inc.	Delaware
Trust Industrial Bank	Colorado
USERS Incorporated	Maryland
ValueCHECK, Inc.	Delaware
Wausau Benefits, Inc.	Delaware
XP Systems Corporation	Minnesota